Exhibit 1.1

AVISTA CORPORATION

First Mortgage Bonds, 5.95% Series due 2018

Underwriting Agreement

March 27, 2008

UBS Securities LLC

BNY Capital Markets, Inc.

Goldman, Sachs & Co.,

As Representatives of the several Underwriters

Named in Schedule I hereto,

c/o UBS Securities LLC

677 Washington Boulevard

Stamford, Connecticut 06901

Ladies and Gentlemen:

Avista Corporation, a Washington corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (collectively, the “Underwriters”) for whom you are acting as representatives (in such capacity the “Representatives”) an aggregate of $250,000,000 principal amount of its First Mortgage Bonds, 5.95% Series due 2018 (the “Securities”). The Securities are to be issued as a series of bonds under the Mortgage and Deed of Trust, dated as of June 1, 1939, between the Company and Citibank, N.A., as trustee (the “Trustee”), as amended and supplemented by various supplemental indentures including the Forty-second Supplemental Indenture, to be dated as of April 1, 2008. Such Mortgage and Deed of Trust, as so amended and supplemented, and such Forty-second Supplemental Indenture are hereinafter called, respectively, the “Mortgage” and the “Supplemental Indenture”.

1. The Company represents and warrants to, and agrees with, each of the Underwriters that:

(a) An “automatic shelf registration statement” as defined under Rule 405 under the Securities Act of 1933, as amended (the “Act”) on Form S-3 (File No. 333-139239) in respect of the Securities has been filed with the Securities and Exchange Commission (the “Commission”) not earlier than three years prior to the date hereof; such registration statement, and any post-effective amendment thereto, became effective on filing; and no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose has been initiated or, to the best knowledge of the Company, threatened by the Commission, and no notice of objection of the Commission to the use of such registration statement or any part thereof or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company; in this agreement,

(i) the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is called the “Basic Prospectus”;

(ii) any preliminary prospectus (including any preliminary prospectus supplement) relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act is called a “Preliminary Prospectus”;

(iii) such registration statement, as deemed revised pursuant to Rule 430B(f)(1) under the Act on the effective date of such registration statement for purposes of Section 11 of the Act (as such section applies to the Company and the Underwriters for the Securities pursuant to Rule 430B(f)(2) under the Act (the “Effective Date”)), including the exhibits thereto and all documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act at the Effective Date but excluding the Statement of Eligibility on Form T-1, is called the “Registration Statement”;

(iv) the Basic Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(d) hereof), is called the “Pricing Prospectus”;

(v) the form of the final prospectus relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof is called the “Prospectus”;

(vi) any reference to the Basic Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such prospectus;

(vii) any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the form of prospectus contained in any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Basic Prospectus, such Preliminary Prospectus, or the Prospectus, as the case may be;

(viii) any reference to any amendment to the Registration Statement shall be deemed to refer to and include any document of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and

(ix) any “issuer free writing prospectus” as defined in Rule 433(h) under the Act relating to the Securities (including the Final Term Sheet (as defined below) prepared and filed pursuant to Section 5(a)) is called an “Issuer Free Writing Prospectus”;

(b) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission;

(c) the Pricing Prospectus, at the time of filing thereof with the Commission, conformed in all material respects to the requirements of the Act and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein;

(d) For the purposes of this Agreement, the “Applicable Time” is 2:24 p.m. (Eastern time) on the date of this Agreement; the Pricing Prospectus, as supplemented by the Final Term Sheet prepared and filed pursuant to Section 5(a) hereof (together the “Pricing Disclosure Package”), as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein; no Issuer Free Writing Prospectus listed on Schedule II(a) hereto conflicted or will conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus; and no such Issuer Free Writing Prospectus, considered together with the Pricing Disclosure Package as of the Applicable Time, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein;

(e) The documents incorporated by reference in the Pricing Prospectus and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the time of the execution and delivery of this Agreement, except as set forth on Schedule II (b) hereto;

(f) The Registration Statement conforms, and any further amendments or supplements to the Registration Statement will conform, in all material respects to the requirements of the Act and the Trust Indenture Act and the rules and regulations of the Commission thereunder and do not and will not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein;

(g) The Prospectus and any amendments or supplements thereto, when filed with the Commission, will conform in all material respects to the requirements of the Act and the Trust Indenture Act and the rules and regulations of the Commission thereunder, and the Prospectus and any amendments and supplements thereto, when they are filed with the Commission and at the Time of Delivery (as defined below), will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein;

(h) Except as set forth in or contemplated by the Pricing Prospectus, (i) since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been (A) any material adverse change in or affecting the business, financial condition, shareholders’ equity or results of operations of the Company and its subsidiaries, considered as a whole, or any development reasonably expected to result in such a material adverse change (in each case, a “Material Adverse Change”), (B) any transaction entered into by the Company or any subsidiary thereof which is material to the Company and its subsidiaries as a whole other than transactions in the ordinary course of business, and (C) any change in the capital stock or long-term debt of the Company or any of its subsidiaries (except for shares of common stock issued under the Company’s Dividend-Reinvestment and Stock

Purchase Plan and employee benefit plans and director and/or executive compensation plans and except for scheduled maturities of long-term debt) and (ii) neither the Company nor any of its subsidiaries has any contingent obligation which is material to the Company and its subsidiaries as a whole;

(i) The Company has been duly incorporated and is validly existing in good standing as a corporation under the laws of the State of Washington, is duly qualified to do business and in good standing as a foreign corporation under the laws of the States of Idaho, Montana and Oregon, and has corporate and other power and authority and has all material required approvals and authorizations to own, lease and operate its properties, and to transact an electric and/or gas public utility business in such jurisdictions;

(j) The Company has an authorized capitalization as set forth in the Pricing Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable;

(k) Avista Capital, Inc. (“Avista Capital”) and Advantage IQ, Inc. (“Advantage IQ”) are duly incorporated and validly existing in good standing under the laws of the State of Washington and have corporate and other power and authority and have all material required approvals and authorizations to own, lease and operate their properties, and to transact their business;

(l) All of the issued shares of capital stock of Avista Capital and Advantage IQ have been duly and validly authorized and issued, are fully paid and non-assessable; 1,715,000 shares of Avista Capital’s capital stock are issued and outstanding and the Company is the record and beneficial owner of all shares of such capital stock; and 31,563,052 shares of Advantage IQ’s capital stock are issued and outstanding (which consist of (i) 2,031,814 shares of non-voting preferred stock and (ii) 29,531,238 shares of common stock) and Avista Capital is the record and beneficial owner of 1,849,698 shares of such preferred stock and 27,540,570 shares of such common stock; and the shares of capital stock of Avista Capital and Advantage IQ that are owned directly or indirectly by the Company are owned free and clear of all security interests, liens, encumbrances, equities and claims, except for a security interest granted by Avista Capital to Shell Energy North America (U.S.), L.P. (formerly known as Coral Energy Holding, L.P.) (“Shell Energy”) in 13,770,285 shares of Advantage IQ common stock;

(m) This Agreement has been duly authorized, executed and delivered by the Company;

(n) The Securities have been duly authorized by all necessary corporate action on the part of the Company, and have been duly executed by the Company and, when duly authenticated and delivered by the Trustee under the Mortgage, and issued, delivered and paid for in accordance with this Agreement, will be duly issued and delivered by the Company and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to (i) bankruptcy, insolvency, reorganization, arrangement, moratorium and other laws of general applicability relating to or affecting creditors’ rights and (ii) general principles of equity, whether such enforceability is considered a proceeding in equity or at law, and by rules of law governing specific performance, injunction relief, foreclosure, receivership and other equitable remedies (the exceptions referred to in clauses (i) and (ii) being hereinafter called, collectively, the “Exceptions”), and are entitled to the benefits provided by the Mortgage; the Securities will be substantially in the form previously delivered to the Representatives; and the Securities will conform in all material respects to the description thereof contained in the Pricing Disclosure Package and the Prospectus;

(o) The Mortgage has been duly authorized and the Mortgage (excluding the Supplemental Indenture) has been duly executed and delivered; when the Supplemental Indenture is duly executed, delivered and appropriately recorded, the Mortgage will constitute a valid and legally binding instrument, enforceable in accordance with its terms, subject to the Exceptions and except, further, to the extent that the law of the states in which the mortgaged property is located may limit or deny certain remedies provided for in the Mortgage; the Mortgage has been duly qualified under the Trust Indenture Act; and the Mortgage will conform in all material respects to the description thereof contained in the Pricing Disclosure Package and the Prospectus;

(p) The Company has good and marketable title in fee simple to all of its real estate and fixed properties and good title to all of its other property, subject only (i) to the lien of the Mortgage, (ii) to leases of minor portions of the Company’s property to others for uses which do not interfere with the Company’s business; (iii) to leases of certain property of the Company not used in its utility business, (iv) to Excepted Encumbrances (as defined in the Mortgage) and (v) to encumbrances, defects and irregularities customarily found in properties of like size and character, which, in the Company’s opinion, do not materially impair the use of the property affected thereby in the operation of the business of the Company; upon the due execution, delivery and appropriate recording of the Supplemental Indenture, the Mortgage will constitute, subject only to the exceptions referred to in clauses (ii) through (v) above, a valid first mortgage lien for the security of the Securities and all other bonds issued and presently outstanding thereunder on such properties, which include substantially all of the physical properties and franchises of the Company other than those expressly excepted;

(q) The description in the Mortgage of the properties intended to be subject to the Mortgage is adequate to constitute a lien thereon; and the Mortgage (excluding the Supplemental Indenture) has been duly and properly recorded in the proper offices of the respective counties in which the real estate and other physical properties of the Company are located, and the Supplemental Indenture will be so recorded forthwith, and no other recording or filing of the Mortgage is or will be necessary to maintain or perfect of record the lien thereof;

(r) The issue and sale of the Securities and the compliance by the Company with all of the provisions of the Securities, the Mortgage and this Agreement and the consummation by the Company of the transactions herein and therein contemplated will not (i) violate the Company’s Restated Articles of Incorporation, as amended, or By-laws or (ii) result in a breach or violation of any of the terms or provisions of, or constitute a default under, (A) any statute or, to the knowledge of the Company, any order, rule or regulation of any court or any federal or state regulatory authority or other governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, or (B) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, which breach, violation or default referred to in this clause (ii) would individually, or in the aggregate, have, or would be reasonably expected to have, a material adverse effect on the business, financial condition, shareholders’ equity or results of operations of the Company and its subsidiaries considered as a whole (in each case, a “Material Adverse Effect”);

(s) The Washington Utilities and Transportation Commission (the “WUTC”), the Idaho Public Utilities Commission (the “IPUC”) and the Public Utility Commission of Oregon (the “OPUC”) have issued orders authorizing the issuance and sale by the Company of the Securities on the terms set forth in or contemplated by such orders; the Montana Pubic Service Commission (the “MPSC”) has issued an order disclaiming jurisdiction over the issuance of securities and the creation of liens by the Company pursuant to, and on the terms set forth in such order (such order, collectively with the aforesaid orders of the WUTC, the IPUC and the OPUC, being hereinafter called the “Commission Orders”); the Commission Orders are in full force and effect as of the date hereof; and, except for (i) informational filings required under the Commission Orders, (ii) the registration of the Securities under the Act and (iii) such registrations, qualifications or other filings as may be required under state securities or Blue Sky laws in connection with the distribution of the Securities by the Underwriters, no further approval, authorization, consent or other order of or registration or other filing with or qualification by any court or governmental agency or body is required for the issuance and sale by the Company of the Securities or the consummation by the Company of the transactions contemplated by this Agreement or the Mortgage.

(t) None of the Company, Avista Capital and Advantage IQ is (i) currently in violation of its Restated Articles of Incorporation or By-laws or, (ii) except as set forth in the Pricing Prospectus, in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound which default, in the case of clause (ii) would have, or would be reasonably expected to have, a Material Adverse Effect, except for any such default in the performance or observance of any such obligation, agreement, covenant or condition that has been waived in accordance with the applicable agreement;

(u) Other than as set forth in the Pricing Prospectus, neither the Company nor any of its subsidiaries (i) is in violation of any statute, or any rule, regulation, decision or order of any governmental agency or body or any court relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environmental or human exposure to hazardous or toxic substances (collectively, “environmental laws”), (ii) does not own or operate any real property which to its knowledge is contaminated with any substance that is subject to any environmental laws, (iii) is not to its knowledge liable for any off-site disposal or contamination pursuant to any environmental laws, and (iv) is not subject to any claim relating to any environmental laws and the Company is not aware of any pending investigation which could reasonably be expected to lead to such a claim, which, in the case of (i), (ii), (iii), or (iv), would reasonably be expected to result in a Material Adverse Effect;

(v) The statements set forth in the Pricing Prospectus and the Prospectus under the captions “Description of the Offered Bonds” and “Description of the Bonds”, insofar as they purport to constitute a summary of the terms of the Securities, and under the caption “Underwriting”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and fairly present the information purported to be given;

(w) Other than as set forth in the Pricing Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject, which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(x) The Company is not, and, after giving effect to the offering and sale of the Securities, will not be an “investment company”, as such term is defined in the United States Investment Company Act of 1940, as amended (the “Investment Company Act”);

(y) (A) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the Act, the Company was a “well-known seasoned issuer” as defined in Rule 405 under the Act; and (B) at the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Securities, the Company was not an “ineligible issuer” as defined in Rule 405 under the Act;

(z) The Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

(aa) The financial statements included or incorporated by reference in the Pricing Disclosure Package and the Prospectus present fairly in all material respects the financial position, results of operations and cash flows of the Company at the respective dates and for the respective periods specified and, except as otherwise stated in the Pricing Disclosure Package and the Prospectus, such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved. The Company has no material contingent obligation which is not disclosed in the Pricing Disclosure Package and the Prospectus.

(bb) Deloitte & Touche LLP, who have audited certain financial statements of the Company and its subsidiaries and have audited the Company’s internal control over financial reporting, is a registered public accounting firm, and is independent with respect to the Company and its subsidiaries, each within the meaning of the Exchange Act and the rules and regulations of the Commission thereunder and the rules and regulations of the Public Company Accounting Oversight Board;

(cc) The Company maintains internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles; the Company’s internal control over financial reporting is effective; and the Company is not aware of any material weaknesses in its internal control over financial reporting;

(dd) Since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting; and

(ee) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act and have been designed to ensure that material information relating to the Company and its subsidiaries is communicated to the Company’s principal executive officer and principal financial officer. The Company’s disclosure controls and procedures are effective.

2. Subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each of the Underwriters, severally and not jointly, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price of 99.016% of the principal amount thereof, plus accrued interest, if any, from April 3, 2008 to the Time of Delivery hereunder, the principal amount of Securities set forth opposite the name of such Underwriter in Schedule I hereto.

3. Upon the authorization by the Representatives of the release of the Securities, the several Underwriters propose to offer the Securities for sale upon the terms and conditions set forth in this Agreement and the Prospectus.

4. (a) The Securities to be purchased by each Underwriter hereunder will be represented by one or more definitive global Securities in book-entry form to be deposited with The Depository Trust Company (“DTC”) or its designated custodian. The Company will deliver the global Securities to DTC or such custodian to be credited to the account of the Representatives, for the account of each Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same day) funds to the account specified by the Company to the Representatives, by causing DTC to credit the Securities to the account of the Representatives at DTC. The Company will cause the certificates representing the Securities to be made available to the Representatives for checking at least twenty-four hours prior to the Time of Delivery (as defined below) at the office of DTC or its designated custodian (the “Designated Office”). The time and date of such delivery and payment shall be 10:00 a.m., New York City time, on April 3, 2008 or such other time and date as the Representatives and the Company may agree upon in writing. Such time and date are herein called the “Time of Delivery”; and

(b) The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross receipt for the Securities and any additional documents requested by the Underwriters pursuant to Section 8(k) hereof, will be delivered at the offices of Dewey & LeBoeuf LLP, 1301 Avenue of the Americas, New York, New York 10019 (the “Closing Location”), and the Securities will be delivered at the Designated Office, all at the Time of Delivery. A meeting will be held at the Closing Location at 2:00 p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Agreement, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday, which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

5. The Company agrees with each of the Underwriters:

(a) To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement, the Basic Prospectus or Prospectus prior to the last Time of Delivery which shall be reasonably disapproved by the Representatives promptly after reasonable notice thereof; to advise the Representatives, promptly after the Company receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Representatives with copies thereof; to prepare a final term sheet, containing solely the terms of the Securities (to the extent not contained in the Pricing Prospectus) and the terms of the offering thereof, in a form attached as Schedule III hereto (the “Final Term Sheet”), and to file such Final Term Sheet pursuant to Rule 433(d) under the Act within the time required by such Rule; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Securities; to advise the Representatives, promptly after the Company receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus, the Prospectus or other prospectus in respect of the Securities, of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto contemplated by Rule 401(g) (2) under the Act, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus, the Prospectus or other prospectus or suspending any such qualification, promptly to use all commercially reasonable efforts to obtain the withdrawal of such order; and in the event of any such issuance of a notice of objection, promptly to take such steps including, without limitation, amending the Registration Statement or filing a new registration statement, at its own expense, as may be necessary to permit offers and sales of the Securities by the Underwriters (references herein to the Registration Statement shall include any such amendment or new registration statement);

(b) Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(c) Prior to 10:00 a.m., New York City time, on the New York business day succeeding the date of this Agreement, or as soon thereafter as may be reasonably practicable, to furnish the Underwriters with written and electronic copies of the Prospectus in such quantities as the Representatives may from time to time reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Securities and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act, the Exchange Act or the Trust Indenture Act, to notify the Representatives and upon their reasonable request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as the Representatives may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(e) under the Act) in connection with sales of any of the Securities at any time nine months or more after the time of issue of the Prospectus, upon their request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as such Underwriter may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(d) To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) covering a period of at least 12 months beginning after the later of (i) the effective date of the most recent post-effective amendment to the Registration Statement to become effective prior to the date of this Agreement and (ii) the date of the Company’s most recent Annual Report on Form 10-K filed with the Commission prior to the date of this Agreement, which will satisfy the provisions of Section 11(a) of the Act and the rules and regulations thereunder including Rule 158;

(e) During the period beginning from the date hereof and continuing to and including the later of (i) the completion of the distribution of the Securities, as shall be promptly notified to the Company by the Representatives upon such completion, but in no event shall such period exceed 90 days from the Time of Delivery, and (ii) the Time of Delivery, not to offer, sell, contract to sell or otherwise dispose of, except as provided hereunder, any debt securities of the Company that are substantially similar to the Securities, without the prior written consent of the Representatives (it being understood that this paragraph shall not prohibit the issuance of commercial paper or other debt securities with scheduled maturities of less than one year, debt securities issued in connection with any credit facility, or debt securities issued as collateral for other obligations); and

(f) To use the net proceeds received by it from the sale of the Securities pursuant to this Agreement in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds”; and

(g) To pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) under the Act without regard to the proviso therein and otherwise in accordance with rules 456(b) and 457(r) under the Act.

6. (a)(i) The Company represents and agrees that, other than the Final Term Sheet prepared and filed pursuant to Section 5(a) hereof, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Act;

(ii) each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, other than (x) one or more term sheets relating to the Securities containing customary information that do not require the Company to file any material pursuant to Rule 433(d) except for the Final Term Sheet prepared and filed pursuant to Section 5(a) hereof and (y) any Bloomberg L.L.P. or other electronic communication regarding comparable bond prices that does not require the Company to file any material pursuant to Rule 433(d), it has not made and will not make any offer relating to the Securities that would constitute a free writing prospectus; and

(iii) any such free writing prospectus the use of which has been consented to by the Company or the Representatives, as the case may be, is listed on Schedule II (a) hereto;

(b) The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus listed on Schedule II(a) hereto or of which the Company shall have knowledge, including timely filing with the Commission or retention where required and legending; and

(c) The Company agrees that if delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time following the issuance of an Issuer Free Writing Prospectus listed on Schedule II(a) hereto and prior to the expiration of nine months after the Time of Delivery, and if, at such time, any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, then the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this covenant shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished by an Underwriter for use therein.

7. The Company hereby covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Securities under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any preliminary prospectus, the Basic Prospectus, the Pricing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing this Agreement, any supplemental indenture under the Mortgage, any “Blue Sky” survey, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) any expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with any “Blue Sky” survey, if any; (iv) any fees charged by securities rating services for rating the Securities; (v) any filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with any required review by the Financial Industry Regulatory Authority of the terms of the sale of the Securities; (vi) the cost of preparing the Securities; (vii) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with any supplemental indenture under the Mortgage and the Securities; and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

8. The obligations of the Underwriters hereunder shall be subject, in the discretion of the Representatives, to the condition that all representations and warranties and other statements of the Company herein are, as of the date hereof, at and as of the Applicable Time and at and as of the Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; the Final Term Sheet contemplated by the Section 5(a) hereof, and any other material required to be filed by the Company pursuant to Rule 433 (d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act shall have been received; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Representatives;

(b) There shall have been issued and there shall be in full force and effect, (i) appropriate orders of the WUTC, the IPUC and the OPUC, permitting the issuance and sale of the Securities on the terms herein set forth or contemplated, and containing no provision reasonably unacceptable to the Representatives, it being understood that no such order in effect on the date of this Agreement contains any such unacceptable provision, and (ii) an appropriate exemptive order of the MPSC;

(c) Latham & Watkins LLP, counsel for the Underwriters, shall have furnished to the Representatives such written opinion and a negative assurance letter, dated the Time of Delivery, with respect to the incorporation of the Company, the Mortgage, the Securities, the Registration Statement, the Pricing Disclosure Package and the Prospectus, as well as such other related matters as the Representatives may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(d) Marian M. Durkin, Esq., Senior Vice President, General Counsel and Chief Compliance Officer of the Company, shall have furnished to the Representatives her written opinion or opinions, dated the Time of Delivery, to the effect set forth in Exhibit A hereto;

(e) Dewey & LeBoeuf LLP, counsel to the Company, shall have furnished to the Representatives its written opinions, dated the Time of Delivery, to the effect set forth in Exhibit B hereto;

(f) On the date of this Agreement, at or prior to the time of the execution and delivery hereof, and at the Time of Delivery, Deloitte & Touche LLP shall have furnished to the Representatives a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to the Representatives;

(g) Except as set forth in or contemplated by the Pricing Prospectus and the Prospectus, (i) since the respective dates as of which information is given in the Pricing Prospectus and the Prospectus there shall not have been (A) any Material Adverse Change, (B) any transaction entered into by the Company or any subsidiary thereof which is material to the Company and its subsidiaries as a whole other than transactions in the ordinary course of business, or (C) any change in the capital stock or long-term debt of the Company or any of its subsidiaries (except for shares of Common Stock issued under the Company’s Dividend-Reinvestment and Stock Purchase Plan, employee benefit plans and director and/or executive compensation plans and except for scheduled maturities of long-term debt) and (ii) neither the Company nor any of its subsidiaries shall have any contingent obligation which is material to the Company and its subsidiaries as a whole, the effect of which, in the case of any such event specified in clauses (i) or (ii) above, is in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or delivery of the Securities on the terms and in the manner contemplated in this Agreement or in the Prospectus;

(h) On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities or preferred stock by any “nationally recognized statistical rating organization”, as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities or preferred stock;

(i) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on any securities exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities in New York declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; or (iv) the outbreak of hostilities or the escalation of existing hostilities involving the United States or the declaration by the United States of a national emergency or war, or the occurrence of any other national or international calamity or crises, including without limitation, acts of terrorism, or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in this clause (iv) in the judgment of the Representatives, makes it impracticable or inadvisable to proceed with the public offering or delivery of the Securities on the terms and in the manner contemplated in the Prospectus;

(j) The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses;

(k) The Company shall have obtained an endorsement to the policy of title insurance updating the description of the property covered thereby, which complies with all applicable laws and regulations, naming the Trustee (on behalf of the holders of all securities issued and outstanding under the Mortgage) as the insured (without a co-insurance exception), and in an amount not less than $785,000,000, covering all real estate and improvements affixed thereto that are subject to the lien created by the Mortgage.

(l) The Company shall have furnished or caused to be furnished to the Representatives at the Time of Delivery certificates of officers of the Company satisfactory to the Representatives as to the accuracy of the representations and warranties of the Company herein at and as of the Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to the Time of Delivery, as to the matters set forth in subsections (a) and (g) of this Section and as to such other matters as the Representatives may reasonably request.

9. (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus, or any amendment or supplement thereto or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by the Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus, or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein;

(b) Each Underwriter, severally but not jointly, will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus, or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; and each Underwriter will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred;

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. Notwithstanding the foregoing, in any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The indemnifying party shall not, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party. The indemnified party shall not, without the written consent of the indemnifying party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any such pending or threatened action or claim;

(d) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall, except as limited by subsection (c) above, be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint; and

(e) The obligations of the Company under this Section 9 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls an Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

10. (a) If any Underwriter shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder at a Time of Delivery, the Representatives may in their discretion arrange for themselves (or any of them) or another party or other parties to purchase such Securities on the terms contained herein. If within thirty-six hours after such default by any Underwriter the Representatives do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties reasonably satisfactory to the Representatives to purchase such Securities on such terms. In the event that, within the respective prescribed periods, the Representatives notify the Company that they have so arranged for the purchase of such Securities, or the Company notifies the Representatives that it has so arranged for the purchase of such Securities, the Representatives or the Company shall have the right to postpone the Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which, in the reasonable judgment of the

Representatives, may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section 10 with like effect as if such person had originally been a party to this Agreement with respect to such Securities;

(b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate principal amount of such Securities which remains unpurchased does not exceed one-tenth of the aggregate principal amount of all the Securities to be purchased at the Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities which such Underwriter agreed to purchase hereunder at the Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of Securities which such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default; and

(c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate principal amount of such Securities which remains unpurchased exceeds one-tenth of the aggregate principal amount of all the Securities to be purchased at the Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Securities of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11. The respective indemnities, agreements, representations, warranties and other statements of the Company and the Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Securities.

12. If this Agreement shall be terminated pursuant to Section 10 hereof, the Company shall not then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof, but if this Agreement is not consummated for any other reason, the Company will reimburse the Underwriters for all out-of-pocket expenses approved in writing by the Representatives, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Securities, but the Company shall then be under no further liability to the Underwriter except as provided in Sections 7 and 9 hereof.

13. In all dealings hereunder, the Representatives shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement made or given by the Representatives purportedly on behalf of any Underwriter.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to the Representatives in care of UBS Securities LLC, 677 Washington Boulevard, Stamford, Connecticut 06901, Attention: Fixed Income Syndicate; and if to the Company shall be delivered or sent by mail to the address of the Company set forth in the Registration Statement, Attention: Treasurer; Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

14. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from the Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15. The Company acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company with respect to the offering contemplated hereby or the process leading thereto except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with the offering contemplated hereby or the process leading thereto.

16. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

17. The Company and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

18. Time shall be of the essence of this Agreement.

19. This Agreement shall be governed by and construed in accordance with the laws of the State of New York and any exercise of remedies under this Agreement shall be governed by the laws of the State of New York, in each case including, without limitation, Section 5-1401 of the New York General Obligation Law.

20. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

If the foregoing is in accordance with your understanding, please sign and return to us 8 counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this Agreement and such acceptance hereof shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that the acceptance by you of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in the Agreement Among Underwriters, a copy of which shall be submitted to the Company for examination, but without warranty on the part of the Representatives as to the authority of the signers thereof (other than the Representatives).

Very truly yours,

AVISTA CORPORATION

By:	/s/ Ann M. Wilson
	Name:	Ann M. Wilson
	Title:	Vice President of Finance and Treasurer

Accepted as of the date hereof:

UBS SECURITIES LLC

/s/ Scott D. Whitney
Name:	Scott D. Whitney
Title:	Executive Director UBS Securities LLC

/s/ Ryan Donovan
Name:	Ryan Donovan
Title:	Director UBS Securities LLC

BNY CAPITAL MARKETS, INC.

/s/ Daniel Klinger
Name:
Title:

GOLDMAN, SACHS & CO.

/s/ Goldman, Sachs & Co.
(Goldman, Sachs & Co.)

On behalf of each of the Underwriters

Schedule I

Underwriter	Principal Amount of Securities to be Purchased
UBS Securities LLC	$62,500,000
BNY Capital Markets, Inc.	62,500,000
Goldman, Sachs & Co.	62,500,000
Banc of America Securities LLC	18,750,000
KeyBanc Capital Markets Inc.	18,750,000
Wedbush Morgan Securities Inc.	12,500,000
Wells Fargo Securities, LLC	12,500,000

Total	$250,000,000

Schedule II

(a)	Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package:

None

(b)	Additional Documents Incorporated by Reference:

None

Schedule III

Filed Pursuant to Rule 433

Registration No. 333-139239

Final Term Sheet

Issuer:	Avista Corporation
Issue:	First Mortgage Bonds, 5.95% Series due 2018
Ratings*:	Baa2/BBB+/BBB (stable/stable/positive)
Offering Size:	$250,000,000
Coupon:	5.95%
Trade Date:	March 27, 2008
Settlement Date:	April 3, 2008 (T+5)
Stated Maturity:	June 1, 2018
Spread to Benchmark Treasury:	T+250 bps
Yield to Maturity:	5.992%
Benchmark Treasury Yield:	3.492%
Benchmark Treasury:	3.50% due February 15, 2018
Initial Public Offering Price:	99.666%
Proceeds to Issuer (before expenses):	$247,540,000
Optional Redemption:	Make-Whole Call, 37.5 bps spread over U.S. Treasuries
Interest Payment Dates:	Semi-annually in arrears on June 1 and December 1 of each year, commencing on December 1, 2008
Joint Bookrunners:	UBS Securities LLC BNY Capital Markets, Inc. Goldman, Sachs & Co.
Senior Co-Managers:	Banc of America Securities LLC
KeyBanc Capital Markets Inc.
Co-Managers:	Wedbush Morgan Securities Inc.
Wells Fargo Securities, LLC

*	Note: Each security rating agency has its own methodology for assigning ratings. Security ratings are not recommendations to buy, sell or hold securities. The ratings are subject to change or withdrawal at any time by the respective credit rating agencies. Each credit rating should be evaluated independently of any other ratings.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling UBS Securities LLC toll-free at 1-877-827-6444, extension 561-3884.

Exhibit A

[Form of Opinion of Marian M. Durkin, Esq.]

April             , 2008

UBS Securities LLC

BNY Capital Markets, Inc.

Goldman, Sachs & Co.,

As Representatives of the several Underwriters

c/o UBS Securities LLC

677 Washington Boulevard

Stamford, Connecticut 06901

Ladies and Gentlemen:

I am a Senior Vice President and the General Counsel of Avista Corporation, a Washington corporation (the “Company”), and, together with Dewey & LeBoeuf LLP, have acted as counsel to the Company in connection with the issuance and sale by the Company of $250,000,000 in aggregate principal amount of its First Mortgage Bonds, 5.95% Series due 2018 (the “Bonds”), issued under the Mortgage and Deed of Trust, dated as of June 1, 1939 (the “Original Mortgage”), as amended and supplemented by various instruments including the Forty-second Supplemental Indenture, dated as of April 1, 2008 (the “Supplemental Indenture”, the Original Mortgage, as so amended and supplemented, being hereinafter called the “Mortgage”), all as contemplated by the Underwriting Agreement, dated March 27, 2008 (the “Underwriting Agreement”), between the Company and the several underwriters named in Schedule I thereto for which you are acting as Representatives. This letter is being delivered pursuant to Section 8(d) of the Underwriting Agreement. Capitalized terms used herein without definition have the meanings ascribed thereto in the Underwriting Agreement.

I have reviewed (1) the Restated Articles of Incorporation, as amended, and the Bylaws of the Company, (2) a Certificate of Existence/Authorization issued by the Secretary of State of the State of Washington with respect to the Company and with respect to each of Avista Capital, Avista Energy and Advantage IQ (collectively, the “Material Subsidiaries”), (3) the Underwriting Agreement; (4) the Registration Statement, the Pricing Disclosure Package and the Prospectus, including the documents incorporated by reference into the Registration Statement, the Pricing Disclosure Package and the Prospectus (the “Incorporated Documents”), it being understood that the terms “Registration Statement”, “Pricing Disclosure Package” and “Prospectus” are deemed to include the Incorporated Documents, (5) the Mortgage and the Bonds, (6) the Commission Orders, (7) the Receivables Purchase Agreement, dated as of May 29, 2002, as amended (including by Amendment No. 7 thereto dated March 14, 2008), among Avista Receivables Corporation, as Seller, the Company, as Servicer, and Ranger Funding Company, LLC, as Conduit Purchaser, and Bank of America, N.A., as Committed Purchaser and Administrator (the “Receivables Purchase Agreement”), (8) the Credit Agreement, dated as of December 17, 2004 (as amended by Amendment No. 1 dated as of April 6, 2006) among the Company, the Banks listed therein, Bank of America, N.A., as Managing Agent, Keybank National Association and U.S. Bank, National Association, as Documentation Agents, Wells Fargo Bank, National Association as Documentation Agent and an Issuing Bank, Union Bank of California, N.A., as Syndication Agent and an Issuing Bank, and The Bank of New York, as Administrative Agent and an Issuing Bank (the “Credit Agreement”) and (9) various corporate records and other documents relating to the authorization of the issuance and sale by the Company of the Bonds. In rendering the opinion expressed in paragraph (5) below, I have, in addition, relied upon searches for Liens (as such term is defined in paragraph (5)) performed through recent dates by independent firms, and I have assumed that no Liens were perfected after such dates. I have also examined such other documents and satisfied myself as to such other matters as I have deemed necessary in order to deliver this letter.

As to various questions of fact relevant to the opinions set forth below (but not as to the legal conclusions contained therein), I have relied, with your consent, upon certificates of public officials and officers or other employees of the Company, representations of the Company in the Underwriting Agreement, and other oral or written assurances by officers or other employees of the Company.

On the basis of the foregoing, and subject to the qualifications set forth herein, I am of the opinion that:

(1) the Company is validly existing as a corporation under the laws of the State of Washington and is duly authorized to transact business as a foreign corporation in the States of Idaho, Montana and Oregon;

(2) the Company has all requisite corporate power and authority to own operate and lease the properties and to carry on the business described in the Prospectus and to enter into and perform each of the Mortgage and the Underwriting Agreement; the Company has all material regulatory approvals and authorizations required to transact an electric and gas public utility business, as applicable, in the States of Washington, Idaho, Montana and Oregon;

(3) each of the Material Subsidiaries is validly existing as a corporation under the laws of the State of Washington;

(4) all of the outstanding shares of capital stock of Avista Capital and all of the outstanding shares of common stock of Advantage IQ, have been duly authorized and issued, and are fully-paid and non-assessable;

(5) all outstanding shares of the capital stock of Avista Capital are owned by the Company and 27,540,570 outstanding shares of the common stock of Advantage IQ are owned by Avista Capital (all of such owned shares being hereinafter sometimes called, collectively, the “Subsidiary Shares”), and no person holds a perfected Security Interest (as hereinafter defined) in any of the Subsidiary Shares, except for a Security Interest granted by Avista Capital to Shell Energy in 13,770,285 shares of Advantage IQ common stock; and I further advise you that (a) to the best of my knowledge after due inquiry, neither the Company nor Avista Capital, as the case may be, has granted any Lien on any of the Subsidiary Shares which remains in effect and (b) nothing came to my attention in the course of such inquiry that leads me to believe that any person holds or claims to hold any Lien on any of the Subsidiary Shares. As used herein, the term “Security Interest” has the meaning assigned thereto in Section 1-201(37) of the Uniform Commercial Code of the State of Washington, and the term “Lien” means a Security Interest or other lien or encumbrance;

(6) the Underwriting Agreement has been duly authorized, executed and delivered by the Company;

(7) the Supplemental Indenture has been duly authorized, executed and delivered by the Company;

(8) the Mortgage has been duly authorized by the Company and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as limited by laws relating to or affecting generally the enforcement of creditors’ rights including, without limitation, bankruptcy and insolvency laws, or by general principles of equity (such laws and principles of equity being hereinafter called, collectively, the “Limitations”) and except, further, to the extent that the law of the states in which the mortgaged property is located may limit or deny certain remedies provided for in the Mortgage;

(9) the Bonds have been duly authorized and executed by the Company and, when duly authenticated and delivered by the Trustee under the Mortgage, and issued, delivered and paid for in accordance with the Underwriting Agreement, will be duly issued and delivered by the Company and will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the Limitations, and will be entitled to the benefits provided by the Mortgage;

(10) The execution and delivery by the Company of the Underwriting Agreement and the performance by the Company of its obligations thereunder, including without limitation the issuance and sale by the Company of the Bonds will not (A) conflict with the Company’s Restated Articles of Incorporation, as amended, or By-laws, or (B) violate any law of the State of Washington, Idaho, Montana or Oregon, or any rule or regulation thereunder, to which the Company is subject and which, based on my experience, is generally applicable to transactions of the character contemplated by the Prospectus, or any order known to me (after reasonable investigation) applicable to the Company under any such law, rule or regulation of any court or governmental body or instrumentality having jurisdiction over the Company or any of its properties (it being understood that for the purpose of the opinion expressed in this clause (B) of paragraph (10), I am not passing upon state securities or “blue sky” laws or upon compliance with respect to antifraud or similar provisions of any law, rule or regulation or (C) result in a breach or violation of, or constitute a default under, the Receivables Purchase Agreement or the Credit Agreement; and

(11) The WUTC, the IPUC and the OPUC have authorized the issuance and sale by the Company of the Bonds on the terms set forth in or contemplated by the related Commission Orders; the MPSC has disclaimed jurisdiction over the issuance of securities and the creation of liens by the Company pursuant to, and on the terms set forth in the Exemptive Order; to my knowledge, the Commission Orders are in full force and effect as of the date hereof; and, except for informational filings required under the Commission Orders, no further approval, authorization, consent or other order of or filing with any court or governmental agency or body of the State of Washington, Idaho, Montana or Oregon, or of the United States of America, is required for the authorization of the issuance and sale by the Company of the Bonds in accordance with the terms of the Underwriting Agreement or in order for the Mortgage and the Bonds to constitute valid and binding obligations of the Company.

To the best of my knowledge and other than as set forth in the Registration Statement, there are no legal or governmental proceedings, either pending or threatened in writing, to which the Company or any of its subsidiaries is a party, or to which the Company, any of its subsidiaries, or any of its properties is subject, and which are material to the Company and its subsidiaries as a whole, other than ordinary, routine legal or governmental proceedings incidental to the kinds of business conducted by the Company and its subsidiaries.

In the course of the preparation by the Company of the Registration Statement, the Pricing Disclosure Package and the Prospectus, I participated in conferences with certain other officers and employees of the Company, with other counsel to the Company, with you and your counsel, and with Deloitte & Touche LLP, the registered public accounting firm which examined certain of the financial statements included in the Registration Statement, the Pricing Disclosure Package and the Prospectus. I note that I have not reviewed the Company’s financial or operating records or books of account; nor have I endeavored otherwise to make any independent verification of the accuracy or completeness of the information included by the Company in the Registration Statement, the Pricing Disclosure Package or the Prospectus or the representations and statements made to me by other officers or employees of the Company, and I take no responsibility therefor, except insofar as such information relates to me.

On the basis of my review of the Registration Statement, the Pricing Disclosure Package and the Prospectus described above, I advise you that nothing has come to my attention that leads me to believe that:

(1) the Registration Statement, as of the date of the Underwriting Agreement, contained an untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(2) the Pricing Disclosure Package, as of the Applicable Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(3) the Prospectus, as of its date or as of the date hereof, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

(4) there are any contracts which were required to be filed as exhibits to the Registration Statement which were not so filed;

it being understood that I do not express any belief as to any financial statements (including the notes and schedules thereto) or other financial or accounting data contained in (or omitted from) the Registration Statement, the Pricing Disclosure Package or Prospectus.

I am a member of the Bar of the State of Washington. To the extent that the opinions enumerated above relate to or are dependent upon matters governed by the law of the State of Idaho, Montana or Oregon, I have relied upon advice rendered to me by other counsel to the Company admitted to practice in such State whom I consider competent. In addition, to the extent that the opinions enumerated above relate to or are dependent upon matters governed by the federal securities laws, the Federal Power Act, as amended, or the Public Utility Holding Company Act of 2005, I have relied upon the corresponding opinions expressed in the letter of even date herewith delivered to you by Dewey & LeBoeuf LLP, subject to the same assumption, qualifications, and limitations set forth in such letter of Dewey & LeBoeuf LLP. I do not herein express any opinion as to the law of the State of New York.

Dewey & LeBoeuf LLP is hereby authorized to rely upon this letter as to all matters governed by the law of the State of Washington, Idaho, Montana or Oregon. Citibank, N.A., as trustee under the Mortgage, is hereby authorized to rely upon this letter. This letter is not being delivered for the benefit of, nor may it be relied upon by or furnished to, the holders of the Bonds or any other party to which it is not specifically addressed or to which reliance is not expressly permitted hereby.

Very truly yours,

Marian M. Durkin
Senior Vice President, General
Counsel and Chief Compliance
Officer

Exhibit B

[Form of Opinion of Dewey & LeBoeuf LLP]

April             , 2008

UBS Securities LLC

BNY Capital Markets, Inc.

Goldman, Sachs & Co.,

As Representatives of the several Underwriters

c/o UBS Securities LLC

677 Washington Boulevard

Stamford, Connecticut 06901

Ladies and Gentlemen:

We, together with Marian M. Durkin, Esq., a Senior Vice President, the General Counsel and the Chief Compliance Officer of Avista Corporation, a Washington corporation (the “Company”), have acted as counsel to the Company in connection with the issuance and sale by the Company of $250,000,000 in aggregate principal amount of its First Mortgage Bonds, 5.95% Series due 2018 (the “Bonds”), issued under the Mortgage and Deed of Trust, dated as of June 1, 1939 (the “Original Mortgage”), as amended and supplemented by various instruments including the Forty-second Supplemental Indenture, dated as of April 1, 2008 (the “Supplemental Indenture”, the Original Mortgage, as so amended and supplemented, being hereinafter called the “Mortgage”), all as contemplated by the Underwriting Agreement, dated March 27, 2008 (the “Underwriting Agreement”), between the Company and the several underwriters named in Schedule I thereto for which you are acting as Representatives. This letter is being delivered pursuant to Section 8(e) of the Underwriting Agreement. Capitalized terms used herein without definition have the meanings ascribed thereto in the Underwriting Agreement.

We have reviewed (1) the Restated Articles of Incorporation, as amended, and the Bylaws of the Company, (2) a Certificate of Existence/Authorization issued by the Secretary of State of the State of Washington with respect to the Company and with respect to each of Avista Capital and Advantage IQ (collectively, the “Material Subsidiaries”), (3) the Underwriting Agreement; (4) the Registration Statement, the Pricing Disclosure Package and the Prospectus, including the documents incorporated by reference into the Registration Statement, the Pricing Disclosure Package and the Prospectus (the “Incorporated Documents”), it being understood that the terms “Registration Statement”, “Pricing Disclosure Package” and “Prospectus” are deemed to include the Incorporated Documents, (5) the Mortgage and the Bonds, (6) the Commission Orders and (7) various corporate records and other documents relating to the authorization of the issuance and sale by the Company of the Bonds. In rendering the opinion expressed in paragraph (5) below, we have, in addition, relied upon searches for Liens (as such term is defined in paragraph (5)) performed through recent dates by independent firms, and we have assumed that no Liens were perfected after such dates. We have also examined such other documents and satisfied ourselves as to such other matters as we have deemed necessary in order to deliver this letter.

As to various questions of fact relevant to the opinions set forth below (but not as to the legal conclusions contained therein), we have relied, with your consent, upon certificates of public officials and officers or other employees of the Company, representations of the Company in the Underwriting Agreement, and other oral or written assurances by officers or other employees of the Company.

On the basis of the foregoing, and subject to the qualifications set forth herein, we are of the opinion that:

(1) the Company is validly existing as a corporation under the laws of the State of Washington and is duly authorized to transact business as a foreign corporation in the States of Idaho, Montana and Oregon;

(2) the Company has all requisite corporate power and authority to own operate and lease the properties and to carry on the business described in the Prospectus and to enter into and perform each of the Mortgage and the Underwriting Agreement;

(3) each of the Material Subsidiaries is validly existing as a corporation under the laws of the State of Washington;

(4) all of the outstanding shares of capital stock of Avista Capital and all of the outstanding shares of common stock of Advantage IQ, have been duly authorized and issued, and are fully-paid and non-assessable;

(5) all outstanding shares of the capital stock of Avista Capital are owned by the Company and 27,540,570 outstanding shares of the common stock of Advantage IQ are owned by Avista Capital (all of such owned shares being hereinafter sometimes called, collectively, the “Subsidiary Shares”), and no person holds a perfected Security Interest (as hereinafter defined) in any of the Subsidiary Shares, except for a Security Interest granted by Avista Capital to Shell Energy in 13,770,285 shares of Advantage IQ common stock; and we further advise you that (a) to the best of our knowledge after due inquiry, neither the Company nor Avista Capital, as the case may be, has granted any Lien on any of the Subsidiary Shares which remains in effect and (b) nothing came to our attention in the course of such inquiry that leads us to believe that any person holds or claims to hold any Lien on any of the Subsidiary Shares. As used herein, the term “Security Interest” has the meaning assigned thereto in Section 1-201(37) of the Uniform Commercial Code of the State of Washington, and the term “Lien” means a Security Interest or other lien or encumbrance;

(6) the Underwriting Agreement has been duly authorized, executed and delivered by the Company;

(7) the Supplemental Indenture has been duly authorized, executed and delivered by the Company;

(8) the Mortgage has been duly authorized by the Company and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as limited by laws relating to or affecting generally the enforcement of creditors’ rights including, without limitation, bankruptcy and insolvency laws, or by general principles of equity (such laws and principles of equity being hereinafter called, collectively, the “Limitations”) and except, further, to the extent that the law of the states in which the mortgaged property is located may limit or deny certain remedies provided for in the Mortgage;

(9) the Bonds have been duly authorized and executed by the Company and, when duly authenticated and delivered by the Trustee under the Mortgage, and issued, delivered and paid for in accordance with the Underwriting Agreement, will be duly issued and delivered by the Company and will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the Limitations, and will be entitled to the benefits provided by the Mortgage;

(10) the Mortgage has been duly qualified under the Trust Indenture Act;

(11) the Mortgage and Bonds conform in all material respects to the descriptions thereof contained in the Pricing Disclosure Package and the Prospectus;

(12) The execution and delivery by the Company of the Underwriting Agreement and the performance by the Company of its obligations thereunder, including without limitation the issuance and sale by the Company of the Bonds will not (A) conflict with the Company’s Restated Articles of Incorporation, as amended, or By-laws, or (B) violate the federal securities laws, the Federal Power Act, as amended, or the Public Utility Holding Company Act of 2005, or any rule or regulation under any thereof, or any law of the State of New York or any rule or regulation thereunder, to which the Company is subject and which, based on our experience, is generally applicable to transactions of the character contemplated by the Prospectus, or any order known to us (after reasonable investigation) applicable to the Company under any such law, rule or regulation of any court or governmental body or instrumentality having jurisdiction over the Company or any of its properties (it being understood that for the purpose of the opinion expressed in this clause (B) of paragraph (12), we are not passing upon state securities or “blue sky” laws or upon compliance with respect to antifraud or similar provisions of any law, rule or regulation) or (C) result in a breach or violation of, or constitute a default under, any of the instruments listed on Schedule I to this letter;

(13) The WUTC, the IPUC and the OPUC have authorized the issuance and sale by the Company of the Bonds on the terms set forth in or contemplated by the related Commission Orders; the MPSC has disclaimed jurisdiction over the issuance of securities and the creation of liens by the Company pursuant to, and on the terms set forth in the Exemptive Order; to our knowledge, the Commission Orders are in full force and effect as of the date hereof; and, except for informational filings required under the Commission Orders, no further approval, authorization, consent or other order of or filing with any court or governmental agency or body of the State of Washington, Idaho, Montana, Oregon or New York, or of the United States of America, is required for the authorization of the issuance and sale by the Company of the Bonds in accordance with the terms of the Underwriting Agreement or in order for the Mortgage and the Bonds to constitute valid and binding obligations of the Company.

(14) the Company is not an “investment company” as such term is defined in the Investment Company Act of 1940, as amended;

(15) the statements set forth in the Pricing Disclosure Package and the Prospectus under the caption “Underwriting”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fairly present the information purported to be given; and

(16) the Registration Statement, as of the date of the Underwriting Agreement, and Prospectus, as of the date thereof, complied as to form in all material respects with the applicable requirements of the Act and the Trust Indenture Act and the applicable instructions, rules and regulations promulgated thereunder, provided that we express no opinion as to the financial statements (including the notes and schedules thereto) and other financial and accounting data contained therein (or omitted therefrom); and the Registration Statement has become effective under the Act and, to the best of our knowledge, no proceedings for a stop order with respect thereto are pending or threatened under Section 8(d) of the Act; the Prospectus has been filed in accordance with Rule 424(b) under the Act; and each Issuer Free Writing Prospectus listed on Schedule II(a) of the Underwriting Agreement and the Final Term Sheet have been filed in accordance with Rule 433(d) under the Act.

We act as counsel to the Company primarily with respect to general compliance with the federal securities laws and specific financing and other corporate transactions. Our engagement regarding such compliance is limited to advising the Company as to the requirements of such laws and the rules and regulations of the Commission thereunder, assisting the Company in the assessment of the materiality of particular matters brought to our attention and generally reviewing, with a view toward such compliance, drafts prepared by the Company of reports and other documents to be filed with the Commission, including the Incorporated Documents. We have not acted as general counsel to the Company and have not attended meetings of the Board of Directors of the Company, or committees thereof, or of officers of the Company; nor have we otherwise been in a position to become aware of matters not specifically brought to our attention by officers or other employees of, or other counsel to, the Company.

Accordingly, in the course of the preparation by the Company of the Registration Statement, the Pricing Disclosure Package and the Prospectus, we participated in conferences with certain officers and other employees of the Company, with other counsel to the Company including its General Counsel, with you and your counsel, and with Deloitte & Touche LLP, the registered public accounting firm which examined certain of the financial statements included in the Registration Statement, the Pricing Disclosure Package and the Prospectus. We note that we have not reviewed the Company’s financial or operating records or books of account; nor have we endeavored otherwise to make any independent verification of the accuracy or completeness of the information included by the Company in the Registration Statement, the Pricing Disclosure Package or the Prospectus or the representations and statements made to us by the Company, and we take no responsibility therefor, except insofar as such information relates to us and as set forth in paragraphs (11) and (15) above. In passing upon the forms of the Registration Statement, the Pricing Disclosure Package and the Prospectus, we have, therefor, assumed the accuracy and completeness of such information, representations and statements.

On the basis of our review of the Registration Statement, the Pricing Disclosure Package and the Prospectus described above, we advise you that nothing has come to our attention that leads us to believe that:

(1) the Registration Statement, as of the date of the Underwriting Agreement, contained an untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(2) the Pricing Disclosure Package, as of the Applicable Time, included an untrue statement of material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; or

(3) the Prospectus, as of its date or as of the date hereof, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

provided, however, that we do not express any belief as to any financial statements (including the notes and schedules thereto) or other financial or accounting data contained in (or omitted from) the Registration Statement, the Pricing Disclosure Package or Prospectus.

To the extent that the opinions enumerated above relate to or are dependent upon matters governed by the laws of the State of Washington, Idaho, Montana or Oregon, we have relied upon the corresponding opinions expressed in the letter of even date herewith delivered to you by Marian M. Durkin, Esq., Senior Vice President, General Counsel and Chief Compliance Officer of the Company, subject to the same assumptions, qualifications and limitations with respect to such matters as are contained in such letter, and have assumed all other legal conclusions set forth in such letter.

Marian M. Durkin, Esq. is hereby authorized to rely upon this letter as to all matters governed by the federal securities laws, the Federal Power Act, as amended, or the Public Utility Holding Company Act of 2005. Citibank, N.A., as trustee under the Mortgage, is hereby authorized to rely upon this letter. This letter is not being delivered for the benefit of, nor may it be relied upon by or furnished to, the holders of the Bonds or any other party to which it is not specifically addressed or to which reliance is not expressly permitted hereby.

Very truly yours,

DEWEY & LEBOEUF LLP

Schedule I

(1)	Mortgage and Deed of Trust, dated as of June 1, 1939, from the Company to Citibank, N.A., successor trustee, as amended and supplemented;

(2)	Indenture, dated as of July 1, 1988, of the Company to Chemical Bank (JPMorgan Chase Bank, N.A., successor), trustee;

(3)	Indenture, dated as of April 1, 1998, to The Chase Manhattan Bank (JPMorgan Chase Bank, N.A., successor), trustee, as supplemented;

(4)	Loan Agreements, dated as of September 1, 1999, as amended and restated by the First Supplemental Loan Agreements, dated as of May 1, 2005, between the Company and the City of Forsyth, Rosebud County, Montana, and all agreements of the Company associated therewith;

(5)	Indenture, dated as of April 3, 2001, of the Company to Chase Manhattan Bank and Trust Company, National Association (JPMorgan Chase Bank, N.A., successor), trustee;

(6)	Amended and Restated Declaration of Trust of AVA Capital Trust III, dated as of April 5, 2004; and

(7)	Indenture, dated as of April 1, 2004, of the Company to Union Bank of California, N.A.